Exhibit 99.1

BBQ Holdings, Inc. Reports Results for First Quarter 2022

MINNEAPOLIS, May 10, 2022 – BBQ Holdings, Inc. (NASDAQ: BBQ) (the “Company”), an innovating global franchisor, owner and operator of restaurants, today reported financial results for the first fiscal quarter ended April 3, 2022.

First Quarter Highlights:

	First Quarter
(dollars in thousands, except per share data)	2022	2021	2020	2019
Total revenue	$64,184	$37,319	$23,855	$14,193
Net income (loss)	$767	$799	$13,707	$82
Earnings (loss) per diluted share	$0.07	$0.08	$1.49	$0.01
Adjusted net income (loss)	$1,138	$811	$(484)	$489
Adjusted earnings (loss) per diluted share	$0.11	$0.09	$(0.05)	$0.05
Cash EBITDA	$3,748	$3,220	$(457)	$1,030
Restaurant-level margins	6.4%	9.1%	(1.9)%	(1.7)%
Prime costs	64.3%	60.4%	69.9%	71.0%
Free cash flow	$3,026	$2,529	$(1,406)	$809

	First Quarter Same Store Sales
	2022 vs. 2021	2022 vs. 2020	2022 vs. 2019
Famous Dave's Company-owned	7.9%	22.6%	12.6%
Famous Dave's Franchise-operated*	8.6%	21.3%	5.6%
Granite City**	24.1%	21.4%	(1.7)%
Village Inn Company-owned**	19.1%	8.8%	(8.0)%
Village Inn Franchise-operated*	19.9%	NA %	NA %
Bakers Square**	17.0%	(12.5)%	(17.7)%
Clark Crew	5.0%	5.8%	NA %
Real Urban BBQ**	11.0%	NA %	NA %
Tahoe Joe's**	6.0%	NA %	NA %

* as reported by franchisees

** includes sales under prior ownership

*** it is our policy to include in our same store net sales base, restaurants that have been open for 12 months under our company’s ownership

Subsequent Events:

On April 11, 2022, we closed the purchase of the Barrio Queen Restaurant Business. The purchase price of approximately $28.5 million was funded with cash and debt. See 8-K filed with the SEC on March 14, 2022 for additional information regarding this acquisition, including the Asset Purchase Agreement.

On November 23, 2021, the Company, entered into a credit agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A. The Credit Agreement had a five-year term and provided for up to a $5.0 million revolving line of credit and a $15.0 million term loan. On April 11, 2022 (the “First Amendment Date”), the Company amended the Credit Agreement (the “Amended Credit Agreement”), increasing the revolving line of credit to $25.0 million and the term loan to $25.0 million. The Amended Credit Agreement as well as additional information can be seen in the 8-K filed by the Company on April 13, 2022.

Current and Projected (“PF”) Portfolio:

	FAMOUS DAVE’S		VILLAGE INN		GRANITE CITY		BAKERS SQUARE		REAL URBAN BBQ		CLARK CREW BBQ		TAHOE JOE’S		BARRIO QUEEN		BAR CONCEPTS		TOTAL
	2022 Q1	2022 PF	2022 Q1	2022 PF	2022 Q1	2022 PF	2022 Q1	2022 PF	2022 Q1	2022 PF	2022 Q1	2022 PF	2022 Q1	2022 PF	2022 Q1	2022 PF	2022 Q1	2022 PF	2022 Q1	2022 PF
Corporate Locations	40	43	22	22	18	18	14	31	2	2	1	1	4	4		7	3	4	104	132
Brick & Mortar	31	33	21	21	17	17	11	11	2	2	1	1	4	4		7	3	4	90	100
Dual Concept	1	1	1	1	1	1													3	3
Ghost Kitchens	8	9					3	20											11	29
Franchise/License Locations	104	105	103	105			4	24											211	234
Brick & Mortar	85	85	103	105															188	190
Dual Concept		1																	0	1
Ghost Kitchens	19	19					4	24											23	43
Total Locations	144	148	125	127	18	18	18	55	2	2	1	1	4	4		7	3	4	315	366
Growth Plan	New line serve / drive thru and Ghost locations		New trendy breakfast prototype		Dual concept with new breakfast brand		Sell pies in retail, kiosk and other restaurants		New line serve locations and CPGs		CPGs		Dual Concept with FDs		Franchise and Corporate		Corporate
# Opening in 2022		Q1: 3		Q1: 1		n/a		Q1: 1		n/a		n/a		Q1: -		n/a		Q1: -	Total:	47
		Q2: 1		Q2: 1				Q2: 5						Q2: -				Q2: 1
		Q3: 1		Q3: 1				Q3: 25						Q3: -				Q3: -
		Q4: 1		Q4: 2				Q4: 3						Q4: 1				Q4: -

Filling Latent Capacity:

●	Dual concept Granite City/Village Inn opened in Maple Grove, MN in March 2022.
●	Famous Dave’s ghost kitchen opened in Granite City in Fargo, ND in April 2022.

Organic Unit Growth:

●	Famous Dave’s Drive thru in Salt Lake City, UT opened in March 2022.
●	Famous Dave’s franchisee opened an additional restaurant in Grand Forks, ND in April 2022.
●	Famous Dave’s franchisee opened an additional restaurant in the United Arab Emirates in February 2022.
●	New Village Inn prototype expected to open in Omaha, NE in the third quarter of 2022.

Mergers and Acquisitions:

●	Closed the purchase of Barrio Queen in April 2022.
●	Closed the purchase of three bar-centric company-owned locations in March 2022.
●	Signed an asset purchase agreement for an additional bar-centric location in April 2022.

Updated 2022 Guidance:

●	Net restaurant revenue of $280mm to $290mm
●	Net income and adjusted net income range from $12.5mm to $15.5mm
●	We expect to exhaust our deferred tax assets mid-2022
●	Diluted earnings per share and adjusted earnings per diluted share of $1.15 to $1.45
●	Cash EBITDA range from $23mm to $25mm
●	Free cash flow range from $13.5mm to $15.5mm

12-Month Pro Forma Guidance*:

●	Net restaurant revenue of $290mm to $310mm
●	Net income and adjusted net income range from $14.0mm to $17.0mm
●	Diluted earnings per share and adjusted earnings per diluted share of $1.30 to $1.60
●	Cash EBITDA range from $25.5mm to $27.5mm
●	Free cash flow range from $15.5mm to $17.5mm

*Projected results for the next 12 months inclusive of expected results of all completed acquisitions

Executive Comments

Jeff Crivello, CEO, commented, “The beginning of 2022 marked another successful quarter executing on our three core growth initiatives which include filling latent capacity of our current restaurants, organic unit growth, and building a diversified portfolio of food and beverage brands via accretive M&A.

The Company diversified into authentic Mexican cuisine with the Barrio Queen purchase, which closed in April 2022. Barrio Queen adds a vibrant, growing brand to our portfolio. We are excited to build on Barrio Queen’s success.

Despite a challenging inflationary environment, and acknowledge continued headwinds, we continue to deliver consistent results, and look forward to a successful 2022.”

Key Operating Metrics

	Three Months Ended
	April 3, 2022	April 4, 2021
Restaurant count:
Franchise-operated	211	100
Company-owned	104	47
Total	315	147
Same store net restaurant sales %:
Franchise-operated	8.6%	16.0%
Company-owned	14.5%	17.7%
Total	11.0%	13.1%

(in thousands, expect per share data)

System-wide restaurant sales(1)	$158,731	$87,040

Net income attributable to shareholders	$767	$799

Net income attributable to shareholders, per diluted share	$0.07	$0.08

Cash EBITDA(2)	$3,748	$3,220

(1)	System-wide restaurant sales include sales for all Company-owned and franchise-operated restaurants, as reported by franchisees. Restaurant sales for franchise-operated restaurants are not revenues of the Company and are not included in the Company’s consolidated financial statements.
(2)	Cash EBITDA is a non-GAAP measure. A reconciliation of all non-GAAP measures to the most directly comparable GAAP measure is included in the accompanying financial tables. See “Non-GAAP Reconciliation.”

First Quarter 2022 Review

Total revenue for the first quarter of 2022 was $64.2 million, up 72.0% from the first quarter of 2021. The increase in year-over-year revenue was driven primarily by the acquisitions of the Village Inn and Bakers Square brands, four additional Famous Dave’s restaurants, and the Tahoe Joe’s Steakhouse brand and an increase in dine-in traffic across our brands.

Net income attributable to shareholders was approximately $767,000, or $0.07 per diluted share, in the first quarter of fiscal 2022 compared to an income of approximately $799,000, or $0.08 per diluted share, in the first quarter of fiscal 2021. This decrease in net income was mainly attributable to increased food and beverage costs and increased labor costs, as well as an impairment charge related to store closure of approximately $409,000. Cash EBITDA, a non-GAAP measure, increased $528,000 from $3.2 million in the first quarter of 2021 to $3.7 million in the first quarter of 2022. A reconciliation between cash EBITDA and its most directly comparable GAAP measure is included in the accompanying financial tables.

Restaurant-level operating margin as a percentage of restaurant net sales, a non-GAAP measure, was 6.4% for Company-owned restaurants in the first quarter of fiscal year 2022, compared to 9.1% in the first quarter of fiscal year 2021. This decrease in restaurant-level operating margin as a percentage of net restaurant sales was due primarily to increases in the cost of food and labor throughout 2021 and the first quarter of 2022. A reconciliation of restaurant sales to restaurant-level margin is included in the accompanying financial tables. General and administrative expenses for the quarter ended April 3, 2022, and April 4, 2021, represented approximately 8.2% and 10.8% of total revenues, respectively. This decrease in general and administrative expenses as a percentage of total revenues was due primarily to the larger increase in total revenue relative to the increase in general and administrative expenses.

About BBQ Holdings

BBQ Holdings, Inc. (NASDAQ: BBQ) is a national restaurant company engaged in franchising, ownership and operation of casual and fast dining restaurants. As of May 10, 2022, BBQ Holdings had multiple brands with over 100 Company-owned locations and over 200 franchised locations, including ghost kitchens operating out of the kitchen of another restaurant location or shared kitchen space. While BBQ Holdings continues to diversify its ownership in the restaurant community, it was founded with the principle of combining the “art and science” of barbecue to serve up the very best of the best to barbecue lovers everywhere. Along with a wide variety of BBQ favorites served at their BBQ restaurants, BBQ Holdings also operates Granite City Food and Brewery restaurants which offer award winning craft beer and a made-from-scratch, chef driven menu featuring contemporary American cuisine. Village Inn and Bakers Square add a legendary Family Dining element to BBQ Holdings, with these concepts specializing in breakfast and pies. Tahoe Joe’s is known for their pellet-broiler cooked and smoked infused steak.

Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company uses non-GAAP measures including those indicated below. These non-GAAP measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s consolidated financial statements and are subject to inherent limitations. By providing non-GAAP measures, together with a reconciliation to the most comparable GAAP measure, the Company believes that it is enhancing investors’ understanding of the Company’s business and results of operations. These measures are not intended to be considered in isolation of, as substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP. The non-GAAP measures presented may be different from the measures used by other companies. The Company urges investors to review the reconciliation of its non-GAAP measures to the most directly comparable GAAP measure, included in the accompanying financial tables.

Cash EBITDA is net income plus asset impairment, estimated lease termination charges and other closing costs, depreciation and amortization, net interest expense, net (gain) loss on disposal of equipment, stock-based compensation, acquisition costs, pre-opening costs, severance, gain on debt forgiveness, gain on bargain purchase, provision (benefit) for income taxes, and non-cash rent.

Free cash flow is the Cash EBITDA less cash paid for property, equipment and leasehold improvements. Adjusted net income (loss) is net income plus asset impairment, estimated lease termination charges and other closing costs, less gain on debt forgiveness and gain on bargain purchase. Adjusted earnings per diluted share equals adjusted net income (loss) divided by the weighted average shares outstanding, assuming dilution.

Restaurant-level operating margins are equal to net restaurant sales, less restaurant-level food and beverage costs, labor and benefit costs, and operating expenses for Company-owned restaurants.

Forward-Looking Statements

Statements in this press release that are not strictly historical, including but not limited to statements regarding the timing of the Company’s restaurant openings, the timing of refreshes and the timing or success of refranchising plans, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from expected results. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectation will be attained. Factors that could cause actual results to differ materially from the Company’s expectation include the impact of the COVID-19 virus pandemic, financial performance, inflation, restaurant industry conditions, execution of restaurant development and construction programs, franchisee performance, changes in local or national economic conditions, availability of financing, governmental approvals and other risks detailed from time to time in the Company’s SEC reports.

Contact:Jeff Crivello – Chief Executive Officer
jeff.crivello@bbq-holdings.com

BBQ HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended
	April 3, 2022	April 4, 2021
Revenue:
Restaurant sales, net	$58,731	$33,603
Franchise royalty and fee revenue	3,607	2,374
Franchisee national advertising fund contributions	490	328
Licensing and other revenue	1,356	1,014
Total revenue	64,184	37,319

Costs and expenses:
Food and beverage costs	18,357	10,057
Labor and benefits costs	19,386	10,254
Operating expenses	17,239	10,249
Depreciation and amortization expenses	2,423	1,552
General and administrative expenses	5,291	4,038
National advertising fund expenses	490	328
Asset impairment, estimated lease termination charges and other closing costs, net	409	12
Pre-opening expenses	65	28
Loss (gain) on disposal of property, net	44	(8)
Total costs and expenses	63,704	36,510

Income from operations	480	809

Other income (expense):
Interest expense	(120)	(54)
Interest income	8	24
Gain on bargain purchase	38	—
Total other income (expense)	(74)	(30)

Income before income taxes	406	779

Income tax (expense) benefit	241	(82)

Net income	647	697
Net (income) loss attributable to non-controlling interest	120	102
Net income attributable to shareholders	$767	$799

Income per common share:
Basic net income per share attributable to shareholders	$0.07	$0.09
Diluted net income per share attributable to shareholders	$0.07	$0.08
Weighted average shares outstanding - basic	10,552	9,208
Weighted average shares outstanding - diluted	10,649	9,501

BBQ HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

ASSETS
Current assets:	April 3, 2022	January 2, 2022
Cash and cash equivalents	$35,431	$40,309
Restricted cash	1,677	1,152
Accounts receivable, net of allowance for doubtful accounts of $301,000 and $270,000, respectively	3,188	5,476
Inventories	3,281	3,316
Prepaid expenses and other current assets	4,313	3,919
Total current assets	47,890	54,172

Property, equipment and leasehold improvements, net	39,748	39,943

Other assets:
Operating lease right-of-use assets	81,248	78,843
Goodwill	5,676	3,037
Intangible assets, net	23,714	23,444
Deferred tax asset, net	3,922	3,692
Other assets	1,493	1,292
Total assets	$203,691	$204,423

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$6,951	$7,661
Current portion of operating lease liabilities	12,511	11,904
Current portion of long-term debt and finance lease liabilities	1,488	1,621
Accrued compensation and benefits	6,157	7,121
Gift card liability	8,809	11,257
Other current liabilities	8,752	8,510
Total current liabilities	44,668	48,074

Long-term liabilities:
Operating lease liabilities, less current portion	79,362	77,729
Finance lease liabilities, less current portion	292	79
Long-term debt, less current portion	12,819	13,197
Other liabilities	1,087	997
Total liabilities	138,228	140,076

Shareholders’ equity:
Common stock, $.01 par value, 100,000 shares authorized, 10,750 and 10,495 shares issued and outstanding at April 3, 2022 and January 2, 2022, respectively	108	105
Additional paid-in capital	22,248	21,782
Retained earnings	44,158	43,391
Total shareholders’ equity	66,514	65,278
Non-controlling interest	(1,051)	(931)
Total equity	65,463	64,347
Total liabilities and equity	$203,691	$204,423

BBQ HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended
	April 3, 2022	April 4, 2021
Cash flows from operating activities:
Net income	$647	$697
Adjustments to reconcile net income to cash flows provided by operations:
Depreciation and amortization	2,423	1,552
Stock-based compensation	384	318
Net (gain) loss on disposal	44	(8)
Asset impairment, estimated lease termination charges and other closing costs, net	409	12
Gain on bargain purchase	(38)	—
Amortization of operating right-of-use assets	2,894	2,134
Deferred tax asset	(230)	82
Other non-cash items	(6)	186
Changes in operating assets and liabilities:
Accounts receivable, net	2,296	598
Prepaid expenses and other assets	(114)	(1,197)
Accounts payable	(710)	1,635
Accrued compensation and benefits	(871)	1,678
Lease liabilities	(3,258)	(1,513)
Gift card liability	(2,544)	(1,563)
Accrued and other liabilities	62	(425)
Cash flows provided by operating activities	1,388	4,186
Cash flows from investing activities:
Purchases of property, equipment and leasehold improvements	(722)	(691)
Payments for acquired restaurants	(4,434)	—
Payments received on note receivable	—	6
Cash flows provided by (used for) investing activities	(5,156)	(685)
Cash flows from financing activities:
Payments on long-term debt	(562)	(519)
Tax payments for restricted stock units and stock options exercised	(130)	—
Proceeds from exercise of stock options	107	—
Cash flows provided by (used for) financing activities	(585)	(519)
Increase (decrease) in cash, cash equivalents and restricted cash	(4,353)	2,982
Cash, cash equivalents and restricted cash, beginning of period	41,461	19,603
Cash, cash equivalents and restricted cash, end of period	$37,108	$22,585

Supplemental Disclosures
Cash paid for interest, net	$107	$116

Non-cash investing and financing activities:
Operating right-of-use assets acquired	4,533	—
Lease liabilities assumed pursuant to acquisitions	4,574	—
Gift card liability assumed pursuant to acquisitions	96	—
Inventory acquired pursuant to acquisitions	85	—

BBQ HOLDINGS, INC. AND SUBSIDIARIES

OPERATING RESULTS

(unaudited)

	Three Months Ended
	April 3, 2022	April 4, 2021
Food and beverage costs(1)	31.3%	29.9%
Labor and benefits costs(1)	33.0%	30.5%
Operating expenses(1)	29.3%	30.5%
Restaurant-level operating margin(1)(2)	6.4%	9.1%
Depreciation and amortization expenses(3)	3.8%	4.2%
General and administrative expenses(3)	8.2%	10.8%
Income (loss) from operations(3)	0.7%	2.2%

(1)	As a percentage of restaurant sales, net
(2)	Restaurant-level operating margins are equal to restaurant sales, net, less restaurant-level food and beverage costs, labor and benefit costs, and operating expenses.
(3)	As a percentage of total revenue

BBQ HOLDINGS, INC. AND SUBSIDIARIES

RESTAURANT-LEVEL PROFIT AND RESTAURANT-LEVEL MARGIN (1)

NON-GAAP RECONCILIATION

(in thousands)

	Three Months Ended
	April 3, 2022	April 4, 2021
Restaurant sales, net	$58,731	$33,603
Restaurant operating costs(1)	54,982	30,560
Restaurant-level profit	$3,749	$3,043
Restaurant-level margin	6.4%	9.1%

______________________________________

(1)       For company-owned restaurants.

(2)       Restaurant operating costs consist of food and beverage costs, labor and benefits costs and operating expenses.

BBQ HOLDINGS, INC. AND SUBSIDIARIES

CASH EBITDA AND FREE CASH FLOW

NON-GAAP RECONCILIATION

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	April 3, 2022	April 4, 2021	March 29, 2020	March 31, 2019
(dollars in thousands)
Net income	$647	$697	$13,311	$82
Asset impairment and estimated lease termination charges and other closing costs	409	12	173	407
Depreciation and amortization	2,423	1,552	1,045	264
Interest expense, net	112	30	76	17
Net loss (gain) on disposal of equipment	44	(8)	(477)	(6)
Stock-based compensation	384	318	137	83
Acquisition costs	167	-	(62)	163
Pre-opening costs	65	28	25	-
Severance	-	-	28	3
Gain on bargain purchase	(38)	-	(14,364)	-
Provision for income taxes	(241)	82	(349)	17
Non-cash rent	(224)	509	-	-
Cash EBITDA	$3,748	$3,220	$(457)	$1,030

Less cash paid for property, equipment and leasehold improvements	(722)	(691)	(949)	(221)
Free cash flow	$3,026	$2,529	$(1,406)	$809

BBQ HOLDINGS, INC. AND SUBSIDIARIES

ADJUSTED NET INCOME (LOSS) AND EARNINGS (LOSS) PER DILUTED SHARE

NON-GAAP RECONCILIATION

(in thousands, except per share data)

(unaudited)

	Three Months Ended
(dollars in thousands)	April 3, 2022	April 4, 2021	March 29, 2020	March 31, 2019
Net income (loss) attributable to shareholders	$767	$799	$13,707	$82
Asset impairment, estimated lease termination charges and other closing costs	409	12	173	407
Gain on bargain purchase	(38)	—	(14,364)	—
Adjusted net income (loss)	1,138	811	(484)	489
Weighted average shares outstanding - diluted	10,649	9,501	9,202	9,189
Adjusted earnings (loss) per diluted share	$0.11	$0.09	$(0.05)	$0.05